UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) December 14, 2004


                            AMERICAN EXPRESS COMPANY
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    New York
                 ---------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


         1-7657                                          13-4922250
-----------------------                       ---------------------------------
(Commission File Number)                      (IRS Employer Identification No.)


200 Vesey Street, World Financial Center,
          New York, New York                               10285
------------------------------------------               ----------
 (Address of Principal Executive Offices)                (Zip Code)


                                 (212) 640-2000
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                      None
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the
        Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13e-4(c))

Item 2.05    Costs Associated with Exit or Disposal Activities

American Express Company (the "Company") announced today that it expects to record a pre-tax charge in the fourth quarter of 2004 of approximately $100 million to $120 million in connection with various restructuring activities that it is undertaking within certain of its business units and staff groups. The charge reflects expenses in connection with several initiatives relating principally to the restructuring of the Company's Business Travel operations, the decision to sell certain of the operations of American Express Bank ("AEB") in Bangladesh, Egypt, Luxembourg and Pakistan and the relocation of certain functions in the Company's finance operations. The Company committed to pursue the restructuring initiatives at various times throughout 2004. These initiatives culminated with the decision by AEB management on December 14, 2004, to sell the Bangladesh, Egypt and Pakistan operations described above. The various restructuring initiatives are expected to result in the elimination of approximately 2,000 positions, including approximately 400 positions that may be transferred to acquirers in connection with the contemplated sale of the AEB operations described above. The total expected charge includes approximately $80 million to $90 million in employee severance obligations (inclusive of payments to be made to employees of the AEB operations contemplated to be sold), and approximately $20 million to $30 million in other costs principally relating to the early termination of certain real property leases. Of the total charge, in addition to the portion being paid in the fourth quarter of 2004, the Company expects that the remaining approximately $45 million to $55 million will be paid-out between January 1 and December 31, 2005, when the restructuring initiatives are expected to be completed. The Company anticipates that the restructuring activities associated with the charge will result in annual pre-tax benefits to the Company in excess of $75 million after all the initiatives have been completed.

As discussed in the Company's Form 10-Q for the quarter ended September 30, 2004, the Company does not expect the charge described above to have a material impact on fourth quarter net income as the Company expects to record a gain in the fourth quarter in connection with the sale of the leasing product line in its small business financing unit, American Express Business Finance Corporation, which was completed on December 1, 2004.

This report includes forward-looking statements, which are subject to risks and uncertainties. The words "expect," "anticipate" and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: adjustments arising in the normal course of completing the Company's fourth quarter financial closing process; and the success, timeliness and financial impact, including costs, cost savings and other benefits, of restructuring initiatives being implemented or considered by the Company, such as planned staff reductions, facilities consolidation and the consummation of the contemplated sale transactions at American Express Bank.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMERICAN EXPRESS COMPANY
                                        (REGISTRANT)

                                        By:    /s/ Stephen P. Norman
                                               ---------------------
                                        Name:  Stephen P. Norman
                                        Title: Secretary









DATE:   December 17, 2004